Exhibit 4.9.1

GLOBEIMMUNE, INC.

AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”) is entered into as of August 31, 2012 by and among GLOBEIMMUNE, INC., a Delaware corporation (the “Corporation”), and the securityholders of the Corporation listed on listed on the signature pages hereto (the “Securityholders”).

W I T N E S S E T H:

WHEREAS, the Corporation and certain of its stockholders are parties to a Fifth Amended and Restated Stockholders Agreement dated as of January 14, 2010 (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement.

WHEREAS, Article 13 of the Agreement provides, among other things, that the terms and provisions of the Agreement may be modified or amended pursuant to the written consent of (a) the Corporation and (b) the holders of the Requisite Majority of the combined voting power of the Convertible Preferred Shares then outstanding, calculated in accordance with Section A.6(a) of Article 3 of the Certificate (including, in such calculation, any outstanding Restricted Securities held by such holders); provided that (x) no right contained in the Agreement that is specific to the holders of the Senior Preferred, or to any particular holder thereof, and not to the holders of Preferred Stock generally, may be modified or amended without the written consent of the holders of a majority of the combined voting power of the Senior Preferred then outstanding voting together as a single class on an as-converted basis, calculated in accordance with Section A.6(a) of Article 3 of the Certificate (including, in such calculation, any outstanding Restricted Securities held by such holders) and (y) the right of a party to designate a director or directors pursuant to Section 5.1 of the Agreement shall not be amended, waived or modified without the written consent of such party. Such stockholders of the Corporation are hereinafter referred to as the “Requisite Holders”.

WHEREAS, the Corporation and the Securityholders, which Securityholders constitute the Requisite Holders, desire to amend the Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 2.21 of the Agreement is hereby amended and restated in its entirety to read as set forth below:

“2.21 Termination of Covenants. The covenants contained in Sections 2.1, 2.4, 2.5(a), 2.6, 2.7 (including without limitation, and notwithstanding anything set forth in Section 2.7 to the contrary, Section 2.7(e)(i)), 2.8, 2.9, 2.11, 2.12, 2.13, 2.14, 2.16, 2.17, 2.18, 2.19 and 2.20 shall terminate on the closing date of the Corporation’s Initial Offering.”

1.

2. Section 3.11 of the Agreement is hereby amended to add the following two sentences at the end of such section:

“The right of any holder of Restricted Securities to request registration or inclusion in any registration of any Restricted Shares or Registered Securities pursuant to Section 3.4, Section 3.5 or Section 3.6 hereof shall terminate on the date that is five (5) years following the closing date of the Corporation’s Initial Offering. Upon such termination, such shares and securities shall cease to be “Restricted Shares” and “Registered Securities” hereunder for all purposes.”

3. Article 4 of the Agreement is hereby amended to add the following sentence at the end of such article:

“This Article 4 and the rights and obligations of the parties hereunder shall automatically terminate on the closing of the Corporation’s Initial Offering.”

4. The first sentence of Section 5.9 of the Agreement is hereby amended and restated in its entirety to read as set forth below:

“This Article 5 and the rights and obligations of the parties hereunder shall automatically terminate on the closing of the Corporation’s Initial Offering.”

5. Section 6.2 of the Agreement is hereby amended and restated in its entirety to read as set forth below:

“6.2 Termination. The terms of this Article 6 shall terminate upon (and such termination shall be effective immediately prior to) (i) the closing of the Corporation’s Initial Offering or (ii) an Event of Sale.”

6. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof that would cause the laws of another jurisdiction to apply.

8. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of any inconsistencies between this Amendment and the Agreement, the terms of this Amendment shall govern.

2.

9. This Amendment shall become effective when executed and delivered by the Corporation and the Requisite Holders. Upon such effectiveness, the terms of this Amendment shall be binding on each of the parties to the Agreement. The Securityholders consent to a restatement of the Agreement to incorporate this Amendment.

[Remainder of Page Intentionally Left Blank]

3.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

CORPORATION: GLOBEIMMUNE, INC.

By:	/s/ Timothy C. Rodell
Name:	Timothy C. Rodell, M.D.
Title:	Chief Executive Officer and President

AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT SIGNATURE PAGE

SECURITYHOLDERS:

HEALTHCARE VENTURES VII, L.P.

By:	HealthCare Partners VII, L.P., its General Partner

By:	/s/ Jeffrey B. Steinberg
Name:	Jeffrey B. Steinberg
Title:	Administrative Partner

MORGENTHALER PARTNERS VII, L.P.
a Delaware limited partnership

By:	Morgenthaler Management Partners VII, L.L.C., a Delaware limited liability company and its General Partner

By:	/s/ Scott D. Walters
Scott D. Walters (Member)

SEQUEL LIMITED PARTNERSHIP III

By:	Sequel Venture Partners III, LLC, its General Partner

By:	/s/ Dan Mitchell
Name:	Dan Mitchell
Title:	Manager

SEQUEL ENTREPRENEURS’ FUND III, LP

By:	Sequel Venture Partners III, LLC, its General Partner

By:	/s/ Dan Mitchell
Name:	Dan Mitchell
Title:	Manager

AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT SIGNATURE PAGE

KAPPA INVESTORS LLC

By:	/s/ Arthur H. Amron
Name:	Arthur H. Amron
Title:	Vice President and Assistant
Secretary

WEX SP LLC

By:	/s/ Arthur H. Amron
Name:	Arthur H. Amron
Title:	Vice President and Assistant
Secretary

MEDICA III INVESTMENTS (INTERNATIONAL) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	Director

MEDICA III INVESTMENTS (ISRAEL) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	Director

AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT SIGNATURE PAGE

MEDICA III INVESTMENTS (S.F.) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	Director

MEDICA III INVESTMENTS (P.F.) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	Director

MEDICA III INVESTMENTS (ISRAEL) (B) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	Director

POALIM MEDICA III INVESTMENTS L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	Director

AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT SIGNATURE PAGE

LILLY VENTURES FUND I, LLC

By:	/s/ S. Edward Torres
Name:	S. Edward Torres
Title:	Managing Director

CELGENE INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Daniel A. Bazarko
Name:	Daniel A. Bazarko
Title:	VP, Corporate Controller

CELGENE INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Daniel A. Bazarko
Name:	Daniel A. Bazarko
Title:	VP, Corporate Controller

/s/ Richard C. Duke
Richard C. Duke, Ph.D.

/s/ Alex Franzusoff
Alex Franzusoff, Ph.D.

/s/ Donald Bellgrau
Donald Bellgrau, Ph.D.

AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT SIGNATURE PAGE